Exhibit 10.8

PATENT SECURITY AGREEMENT

     WHEREAS, U.S. Wireless Data, Inc., a Delaware corporation (herein referred to as "Grantor"), owns the Patents (as defined in the Loan Agreement referred to below) listed on Schedule 1 annexed hereto;

     WHEREAS, the Grantor and Brascan Financial Corporation, (the “Grantee”) are parties to a Term Loan and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”);

     WHEREAS, pursuant to the terms of the Loan Agreement, Grantor has granted to Grantee for the benefit of Grantee a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under all Grantor’s Patents (as defined in the Loan Agreement), together with any reissues, continuations, continuations-in-part or extensions thereof, whether presently existing or hereafter arising or acquired, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents, to secure the payment of all amounts owing under the Loan Agreement and the other Obligations (as defined in the Loan Agreement);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether presently existing or hereafter arising or acquired:

(i) each Patent, including, without limitation, each Patent referred to in Schedule 1 annexed hereto; and

     (ii) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any Patent referred to in Schedule 1 annexed hereto.

This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Loan Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

*        *        *

     IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the 16th day of September, 2003.

U.S. WIRELESS DATA, INC., as Grantor

By: Name: Adi Raviv Title: Executive Vice President and CFO

Acknowledged:
BRASCAN FINANCIAL CORPORATION,
        as Grantee

By:
      Name:
      Title:

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STATE OF NEW YORK               )
                                                          ) ss.:
COUNTY OF NEW YORK           )

     On the ___ day of September __, 2003, before me personally came Adi Raviv to me personally known to me to be the person described in and who executed the foregoing instrument as Executive Vice President and CFO of U.S. Wireless Data, Inc., who being by me duly sworn, did depose and say that he is the Executive Vice President and CFO of U.S. Wireless Data, Inc., the corporation described in and which executed the foregoing instrument; that the said instrument was signed and seal on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[Seal]

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